Exhibit 99.1

Orthodyne Electronics Corporation and Subsidiaries

Consolidated Financial Report
December 31, 2007

McGladrey & Pullen ,LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Independent Auditor’s Report

To the Board of Directors
Orthodyne Electronics Corporation
Irvine, California

We have audited the accompanying consolidated balance sheets of Orthodyne Electronics Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orthodyne Electronics Corporation and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Irvine, California
September 15, 2008

McGladrey & Pullen ,LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

Orthodyne Electronics Corporation and Subsidiaries

Consolidated Balance Sheets

	September 30,
	2008	December 31,
Assets	(Unaudited)	2007	2006
Current Assets
Cash and cash equivalents	$28,345,000	$9,005,000	$11,995,000
Securities available for sale	7,058,000	4,474,000	4,344,000
Securities held to maturity	-	9,588,000	7,820,000
Accounts receivable, net of allowance for doubtful accounts
2008 $190,000; 2007 $193,000; 2006 $202,000	21,143,000	28,630,000	20,912,000
Note receivable, stockholder	2,446,000	1,000,000	2,000,000
Inventories, net	23,021,000	22,374,000	15,352,000
Prepaid expenses and other current assets	2,395,000	1,534,000	1,191,000
Total current assets	84,408,000	76,605,000	63,614,000

Property and Equipment, net	20,956,000	21,172,000	20,818,000

Other Assets
Cash value of life insurance	6,468,000	7,027,000	6,335,000
Securities held to maturity	-	8,151,000	9,091,000
Amortizable intangible assets, net	676,000	856,000	1,102,000
Other	475,000	285,000	373,000
	7,619,000	16,319,000	16,901,000
	$112,983,000	$114,096,000	$101,333,000

Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt	$-	$-	$150,000
Accounts payable	1,998,000	3,023,000	1,845,000
Commissions payable	1,943,000	1,905,000	2,280,000
Other current liabilities	3,858,000	3,950,000	5,301,000
Total current liabilities	7,799,000	8,878,000	9,576,000

Long-Term Debt, less current maturities	-	-	152,000

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares
authorized: no shares issued and outstanding	-	-	-
Common stock, par value $0.001 per share; 40,000,000 shares
authorized: issued and outstanding shares 5,178,963 in 2008;
5,178,963 in 2007; 5,494,652 in 2006	5,000	5,000	5,000
Additional paid-in capital	9,197,000	9,197,000	7,988,000
Accumulated other comprehensive income	(629,000)	423,000	387,000
Retained earnings	96,611,000	95,593,000	83,225,000
	105,184,000	105,218,000	91,605,000
	$112,983,000	$114,096,000	$101,333,000

See Notes to Consolidated Financial Statements.

Orthodyne Electronics Corporation and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

	Nine Months Ended
	September 30,
	2008	2007	Year Ended December 31,
Income	(Unaudited)	(Unaudited)	2007	2006	2005
Revenue:
Net sales	$71,358,000	$79,557,000	$110,423,000	$88,471,000	$56,598,000
Interest and dividend income	919,000	1,313,000	1,733,000	1,352,000	915,000
Rental income	15,000	182,000	185,000	255,000	280,000
Gain on sale of assets	26,000	156,000	346,000	103,000	6,000
Gain on foreign currency transaction	89,000	124,000	217,000	164,000	-
Gain (loss) on sale of securities available for sale	(33,000)	151,000	155,000	(81,000)	-
Total revenue	72,374,000	81,483,000	113,059,000	90,264,000	57,799,000

Costs and operating expenses:
Cost of sales	31,094,000	32,021,000	45,150,000	35,879,000	23,164,000
Selling	15,543,000	15,378,000	21,507,000	17,900,000	13,291,000
Research and development and engineering	8,450,000	8,492,000	12,323,000	10,548,000	9,624,000
General and administrative	7,523,000	5,875,000	8,042,000	7,902,000	6,255,000
ESOP compensation	-	-	-	3,725,000	2,219,000
Interest expense	-	-	26,000	91,000	93,000
Total costs and operating expenses	62,610,000	61,766,000	87,048,000	76,045,000	54,646,000
Income before income taxes	9,764,000	19,717,000	26,011,000	14,219,000	3,153,000

Provision (benefit) for income taxes	450,000	607,000	461,000	(95,000)	2,876,000
Net income	$9,314,000	$19,110,000	$25,550,000	$14,314,000	$277,000

Comprehensive Income

Net income	$9,314,000	$19,110,000	$25,550,000	$14,314,000	$277,000
Other comprehensive income, before tax:
Foreign currency translation gain (loss)	(119,000)	64,000	69,000	87,000	(13,000)
Unrealized gain (loss) on securities available for sale,
net:
Unrealized holding gains (losses) arising during period	(966,000)	146,000	122,000	232,000	-
Less: reclassification adjustment for gains (losses)
included in net income	33,000	(151,000)	(155,000)	81,000	-
	(933,000)	(5,000)	(33,000)	313,000	-
Comprehensive income	$8,262,000	$19,169,000	$25,586,000	$14,714,000	$264,000

See Notes to Consolidated Financial Statements.

Orthodyne Electronics Corporation and Subsidiaries

Consolidated Statements of Stockholders’ Equity

						Accumulated
						Other
						Compre-
			Additional		Unearned	hensive
	Common Stock		Paid-In	Retained	ESOP	Income
	Shares	Amount	Capital	Earnings	Shares	(Loss)	Total

Balance, December 31, 2004	5,697,739	$6,000	$4,244,000	$72,423,000	$(3,234,000)	$-	$73,439,000
Committed and allocated ESOP shares	-	-	1,219,000	-	1,200,000	-	2,419,000
Repurchase of common stock from former ESOP participants	(89,312)	-	-	(1,327,000)	-	-	(1,327,000)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	-	-	-	-	-	(13,000)	(13,000)
Net income	-	-	-	277,000	-	-	277,000
Balance, December 31, 2005	5,608,427	6,000	5,463,000	71,373,000	(2,034,000)	(13,000)	74,795,000
Committed and allocated ESOP shares	-	-	2,525,000	-	1,200,000	-	3,725,000
Repurchase of common stock from former ESOP participants	(67,659)	(1,000)	-	(1,000,000)	-	-	(1,001,000)
Shares surrendered as payment of ESOP note	(46,116)	-	-	(834,000)	834,000	-	-
Accumulated other comprehensive loss:
Foreign currency translation adjustment	-	-	-	-	-	87,000	87,000
Unrealized gain on securities available for sale, net	-	-	-	-	-	313,000	313,000
Dividends	-	-	-	(628,000)	-	-	(628,000)
Net income	-	-	-	14,314,000	-	-	14,314,000
Balance, December 31, 2006	5,494,652	5,000	7,988,000	83,225,000	-	387,000	91,605,000
Repurchase of common stock from former ESOP participants	(151,640)	-	-	(2,742,000)	-	-	(2,742,000)
Repurchase of common stock	(276,549)	-	-	(5,000,000)	-	-	(5,000,000)
Exercise of stock options	112,500	-	1,209,000	-	-	-	1,209,000
Accumulated other comprehensive gain:
Foreign currency translation adjustment	-	-	-	-	-	69,000	69,000
Unrealized loss on securities available for sale, net	-	-	-	-	-	(33,000)	(33,000)
Dividends	-	-	-	(5,440,000)	-	-	(5,440,000)
Net income	-	-	-	25,550,000	-	-	25,550,000
Balance, December 31, 2007	5,178,963	5,000	9,197,000	95,593,000	-	423,000	105,218,000
Accumulated other comprehensive loss:
Foreign currency translation adjustment (unaudited)	-	-	-	-	-	(119,000)	(119,000)
Unrealized loss on securities available for sale, net (unaudited)	-	-	-	-	-	(933,000)	(933,000)
Advance to the ESOP (unaudited)	-	-	-	(3,074,000)	-	-	(3,074,000)
Dividends (unaudited)	-	-	-	(5,222,000)	-	-	(5,222,000)
Net income (unaudited)	-	-	-	9,314,000	-	-	9,314,000
Balance, September 30, 2008 (unaudited)	5,178,963	$5,000	$9,197,000	$96,611,000	$-	$(629,000)	$105,184,000

See Notes to Consolidated Financial Statements.

Orthodyne Electronics Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2008	2007	Year Ended December 31,
	(Unaudited)	(Unaudited)	2007	2006	2005
Cash Flows From Operating Activities
Net income	$9,314,000	$19,110,000	$25,550,000	$14,314,000	$277,000
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in fair value of allocated and committed ESOP shares	-	-	-	2,525,000	1,219,000
Gain on disposal of property and equipment	(27,000)	(206,000)	(374,000)	(103,000)	(6,000)
Depreciation and amortization	1,687,000	1,630,000	2,178,000	2,148,000	2,180,000
Provision for bad debts	-	-	-	322,000	-
Gain on foreign currency transactions	(197,000)	(113,000)	(199,000)	(121,000)	-
Net amortization (accretion) of premiums and discounts on held-to-maturity securities	(13,000)	(61,000)	(81,000)	6,000	-
Deferred taxes	-	-	(3,000)	(19,000)	2,617,000
Net change in working capital components	4,818,000	(6,104,000)	(15,587,000)	(8,414,000)	13,300,000
Other long-term liabilities	-	-	-	(298,000)	(5,164,000)
Other	-	-	-	-	(218,000)
(Increase) decrease in cash value of life insurance	559,000	(464,000)	(688,000)	(918,000)	(1,425,000)
Net cash provided by operating activities	16,141,000	13,792,000	10,796,000	9,442,000	12,780,000

Cash Flows From Investing Activities
Purchase of property and equipment	(1,326,000)	(1,812,000)	(2,412,000)	(1,958,000)	(1,661,000)
Proceeds from sale of property and equipment	48,000	312,000	541,000	167,000	184,000
Cash acquired in SW Mikroelektronik, GmbH purchase	-	-	-	-	911,000
Purchase of intangible assets	-	-	-	-	(1,588,000)
Purchase of held-to-maturity securities	(1,789,000)	(6,528,000)	(15,276,000)	(31,092,000)	(44,494,000)
Maturities of held-to-maturity securities	15,853,000	4,351,000	14,530,000	39,185,000	19,484,000
Purchase of available-for-sale securities	(2,284,000)	(4,480,000)	(5,298,000)	(6,443,000)	-
Sale of available-for-sale securities	2,454,000	3,393,000	5,135,000	2,412,000	-
Receipts (advances) on note receivable, stockholder	(1,375,000)	984,000	1,000,000	(2,000,000)	-
(Increase) decrease in other assets	(195,000)	64,000	119,000	(261,000)	565,000
Net cash provided by (used in) investing activities	11,386,000	(3,716,000)	(1,661,000)	10,000	(26,599,000)

Cash Flows From Financing Activities
Principal payments on long-term debt	-	(302,000)	(302,000)	(150,000)	(5,574,000)
Decrease in unearned ESOP shares	-	-	-	1,200,000	1,200,000
Exercise of stock options	-	1,209,000	1,209,000	-	-
Advance to ESOP	(3,074,000)	-	-	-	-
Dividends	(5,222,000)	(2,911,000)	(5,440,000)	(628,000)	-
Repurchase of common stock	-	(6,897,000)	(7,742,000)	(1,001,000)	(875,000)
Net cash (used in) financing activities	(8,296,000)	(8,901,000)	(12,275,000)	(579,000)	(5,249,000)
Net increase (decrease) in cash and cash equivalents	19,231,000	1,175,000	(3,140,000)	8,873,000	(19,068,000)

Effect of Foreign Currency Exchange Rate Changes on Cash and
Cash Equivalents	109,000	94,000	150,000	279,000	(35,000)

Cash and Cash Equivalents
Beginning	9,005,000	11,995,000	11,995,000	2,843,000	21,946,000
Ending	$28,345,000	$13,264,000	$9,005,000	$11,995,000	$2,843,000

See Notes to Consolidated Financial Statements.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Orthodyne Electronics Corporation (OEC) and its wholly owned subsidiaries (collectively the Company or the Companies) design, manufacture and distribute wire bonding equipment and related supplies. This equipment is used to connect wires within semiconductors and other microelectronic devices. The Company’s main product is a sophisticated robot that can bond devices requiring large wires. These devices are used in a variety of computer, industrial, consumer and telecommunications solid state switches, industrial controls, motor controls, lighting, power supplies and other control devices. The Company’s ability to purchase raw materials, sell products and collect amounts due from customers is affected by economic fluctuations in the electronics industry, both domestically and internationally.

A summary of the Company’s significant accounting policies is as follows:

Principles of consolidation: The consolidated financial statements include the accounts of OEC and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Estimates are used for, but not limited to, the allowance for doubtful accounts, the recoverability of the carrying value and estimated useful lives of long-lived assets, warranty reserves, inventory reserves and fair value of equity instruments and financial instruments. Actual results could differ from those estimates.

Foreign currency translation and transactions: Assets and liabilities recorded in functional currencies other than U.S. dollars (primarily Euros for the Company’s subsidiaries) are translated into U.S. dollars at the period-end rate of exchange. Revenue and expenses are translated at the weighted-average exchange rates for the period. The resulting translation adjustments are charged or credited directly to accumulated other comprehensive income or loss. Gains or losses from foreign currency transactions are included in the determination of net income or loss.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Substantially all cash is on deposit at one financial institution and may, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk of loss on cash and cash equivalents.

Investments in marketable securities: Management determines the appropriate classification of marketable securities at the date individual investment securities are acquired and the appropriateness of such classification at each balance sheet date. The Company’s investments have been classified as either available-for-sale or held-to-maturity.

Available-for-sale securities consist solely of equity securities. Since the Company does not buy equity securities in anticipation of short-term fluctuations in market prices and since equity securities have no maturity date, they have been classified as available-for-sale. These securities are stated at fair value and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders’ equity. Realized gains and losses are determined on the basis of specific identification of the cost of the securities sold.

Held-to-maturity securities consist solely of debt securities which the Company has the positive intent and ability to hold to maturity and are stated at fair market value.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

Premiums and discounts on investments in debt securities are amortized over the contractual lives of those securities. The method of amortization results in a constant effective yield on those securities (the interest method). Interest on debt securities is recognized in income as earned. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other-than-temporary, are included in income. Realized gains and losses are determined on the basis of specific identification of the securities sold.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables, based on a review of all outstanding amounts on a regular basis. Credit is extended to customers on an unsecured basis, based on credit analysis performed by the Company. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventories: Inventories are carried at the lower of cost (determined on the first-in, first-out method) or market. The Company evaluates its inventory and, if necessary, the Company records an allowance for all slow-moving or obsolete inventory items.

Property and equipment: Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives for machinery, equipment and office equipment are three to seven years. The building is being depreciated over 39 years, and certain building improvements are being depreciated over 15 years.

Long-lived assets: Long-lived assets include property and equipment and intangibles consisting of licenses to use patents, a noncompete agreement and a customer list, all of which are evaluated for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable. The intangibles are amortized on a straight-line basis over their estimated useful lives, which are generally two to 13 years. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value, and such loss is recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets currently exists.

Income taxes: Effective January 1, 2005, the Company elected to be taxed under sections of federal and California tax law which provide that, in lieu of federal corporation income taxes and the normal California corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. Therefore, these statements do not include a provision for U.S. federal corporation income taxes and, as the section of the California tax law requires, the state income taxes are at a reduced rate. Foreign taxes are provided for the German subsidiary. The Company distributes funds to the stockholders to provide for personal income tax liabilities as they arise related to the S corporation income. As a result of the Tax Reform Act of 1986, the Company may be subject to income taxes at the maximum corporate rate if certain assets are sold at a gain for a 10-year period following the election.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

Deferred taxes are provided on a liability method whereby tax assets are recognized for deductible temporary differences and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue recognition: The Company recognizes revenue as products are shipped and/or title passes. The Company’s standard terms are FCA (the Company’s factory), with title transferring to its customer at the Company’s loading dock. The Company provides for warranty costs at the time of shipment based upon its historical experience.

Advertising: The Company expenses the cost of advertising the first time the advertising takes place. No amounts are included in the Company’s balance sheets for deferred advertising costs. See Note 15 for advertising costs expensed for the nine months ended September 30, 2008.

Financial instruments: The Company’s financial instruments consist of cash and cash equivalents, securities, accounts receivable, notes receivable, surrender value of life insurance contracts, accounts payable and notes payable. The carrying value of these instruments is considered representative of their fair value.

Stock-based compensation: At December 31, 2007, the Company has one stock-based employee compensation plan. Beginning January 1, 2006, the Company accounts for equity-based compensation under the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment. SFAS No. 123R requires the recognition of the fair value of equity-based compensation in net income. The fair value of equity-based awards is amortized over the vesting period of the award. Prior to the adoption of SFAS No. 123R, the Company accounted for the plan under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. There is no effect on income for the nine months ended September 30, 2008 and 2007 and fiscal years 2007 and 2006 as a result of the adoption of SFAS No. 123R, as the options were fully vested as of January 1, 2006.

Product warranties: The Company provides a limited one-year warranty for its products. The Company’s standard warranties require the Company to repair or replace defective products during such warranty period at no cost to the customer. The Company will periodically charge back its suppliers for failures of the materials or construction of the product purchased. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s warranty liability are as follows:

	December 31,
	2007	2006	2005

Balance, beginning	$150,000	$150,000	$150,000
Provision for warranty claims	365,000	306,000	64,000
Warranty claims paid	(365,000)	(306,000)	(64,000)
Balance, ending	$150,000	$150,000	$150,000

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

Recent accounting pronouncements: In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition.

In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and, accordingly, will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to the adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under SFAS No. 5, Accounting for Contingencies. SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated. The adoption of FIN 48 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. The requirements of SFAS No. 157 are first effective for its fiscal year beginning January 1, 2008. In February 2008, the FASB issued FASB Staff Position (FSP) No. FAS 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until our fiscal year beginning January 1, 2009. The adoption of the remaining provisions of SFAS No. 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

The fair value hierarchy ranks the quality and reliability of the information used to determine the fair values into three levels, of which only one applies to the Company. Level 1 valuations are based on trades in active exchange markets.

The instruments measured using SFAS No. 157 as of September 30, 2008, consist of available-for-sale investments which are all Level 1 valuations.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Available-for-Sale and Held-to-Maturity Securities

The following is a summary of the Company’s investment in available-for-sale and held-to-maturity securities as of December 31:

Available for Sale
		Gross	Gross
		Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
2007

Equity securities	$4,193,000	$341,000	$(60,000)	$4,474,000

2006

Equity securities	$4,030,000	$315,000	$(1,000)	$4,344,000

	Held to Maturity
		Gross	Gross
		Unrealized	Unrealized
	Amortized Cost	Gains	Losses	Fair Value
	2007

Certificates of deposit	$5,261,000	$2,000	$(3,000)	$5,260,000
U.S. government securities	3,731,000	38,000	-	3,769,000
Corporate debt securities	8,733,000	4,000	(27,000)	8,710,000
	$17,725,000	$44,000	$(30,000)	$17,739,000

	2006

Certificates of deposit	$6,094,000	$-	$(16,000)	$6,078,000
Commercial paper	250,000	-	-	250,000
U.S. government securities	3,774,000	9,000	-	3,783,000
Corporate debt securities	6,819,000	-	(19,000)	6,800,000
	$16,937,000	$9,000	$(35,000)	$16,911,000

The Company’s investment in equity securities is concentrated in issuers in the manufacturing industry, and the investment in corporate debt securities is concentrated in issuers in the financial services industry.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 2. Available-for-Sale and Held-to-Maturity Securities, Continued

All available-for-sale securities are expected to be sold during the next year and have been classified as a current asset on the accompanying balance sheet. The amortized cost and fair value of debt securities classified as held-to-maturity, by contractual maturity, as of December 31, 2007, is as follows:

	Amortized Cost	Fair Value

Due within one year	$9,614,000	$9,588,000
Due after one year through three years	5,279,000	5,308,000
Due after three years through five years	2,832,000	2,843,000
	$17,725,000	$17,739,000

Expected maturities will differ from contractual maturities because the issues of certain debt securities do have the right to call or prepay their obligations without any penalties. The amount classified as current assets on the accompanying balance sheets represents the amount of debt securities maturing during the next year.

During the nine months ended September 30, 2008, the Company sold approximately $15,853,000 of held-to-maturity securities and subsequently sold the remaining securities. Since it no longer has the intent to hold the securities through their maturity date, the Company has classified all securities as available-for-sale as of September 30, 2008.

A summary of investment earnings recognized in other income (expense) follows:

	December 31,
	2007	2006	2005
Securities available for sale:
Realized gain (loss), net	$155,000	$(81,000)	$-
Change in unrealized, net	(33,000)	313,000	-
	$122,000	$232,000	$-

Note 3. Inventories

	September 30,
	2008	December 31,
	(Unaudited)	2007	2006

Raw materials	$20,310,000	$15,307,000	$10,992,000
Work in progress	3,860,000	7,342,000	4,600,000
Finished goods	-	-	35,000
	24,170,000	22,649,000	15,627,000
Inventory reserve	(1,149,000)	(275,000)	(275,000)
	$23,021,000	$22,374,000	$15,352,000

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Property and Equipment

	December 31,
	2007	2006

Machinery and equipment	$9,759,000	$8,363,000
Office equipment	3,776,000	3,838,000
Building and improvements	11,864,000	11,512,000
	25,399,000	23,713,000
Less accumulated depreciation	(12,976,000)	(11,644,000)
	12,423,000	12,069,000
Land, including $2,619,000 of raw land	8,749,000	8,749,000
	$21,172,000	$20,818,000

Depreciation and amortization expense for property and equipment totaled $1,507,000, $1,444,000, $1,932,000, $1,883,000 and $1,959,000 for the nine months ended September 30, 2008 and 2007 (unaudited) and the years ended December 31, 2007, 2006 and 2005, respectively.

Note 5. Intangible Assets

	December 31,
	2007		2006
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Intangible assets subject to
amortization:
Licenses to use patents	$635,000	$192,000	$635,000	$136,000
Noncompete agreement	635,000	360,000	635,000	233,000
Customer list	318,000	180,000	318,000	117,000
	$1,588,000	$732,000	$1,588,000	$486,000

Amortization expense recognized on all amortizable intangibles totaled $180,000, $186,000, $246,000, $265,000 and $221,000 for the nine months ended September 30, 2008 and 2007 (unaudited) and the years ended December 31, 2007, 2006 and 2005, respectively.

Estimated aggregate amortization expense for each of the next five years and thereafter is as follows: 2008 $240,000; 2009 $240,000; 2010 $81,000; 2011 $49,000; 2012 $49,000; thereafter $197,000; total $856,000.

Note 6. Note Payable and Line of Credit

In 2006 the Company had an unsecured term note to a former employee stock ownership plan (ESOP) participant, due in annual installments of $150,000, including a final payment of $152,000 plus interest at a rate of 6.5 percent. The note was fully paid in 2007.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Note Payable and Line of Credit, Continued

The Company has a line-of-credit agreement with a bank for an amount that fluctuates with the value of certain securities held by the Company with the bank’s affiliated investment house. The line is secured by said investments and carries an interest rate equal to the one-month LIBOR plus 1 percent (4.63 percent at December 31, 2007). The amount available at December 31, 2007 was $8,530,000. There are no amounts outstanding at September 30, 2008, December 31, 2007 or 2006.

Note 7. Employee Stock Ownership Plan and Retirement Savings Plan

On December 31, 2006, the Company made an election to freeze the ESOP effective January 1, 2007 and to discontinue its annual contributions to the Plan. The freezing restricts any new employees from entering the Plan. It also resulted in all of the participant account balances becoming fully vested as of this date.

Contributions to the ESOP that were allocated to the participants’ accounts for 2006 totaled approximately $1,343,000. There were no contributions in 2007. The Company incurred administrative expenses of approximately $10,000 in both 2007 and 2006.

Distributions to terminated plan participants are made in cash or stock (based on the fair market value of the assets held at the time of termination) and are required to be completed within 10 years of termination. If the ESOP is unable to repurchase the shares, the Company may be required to repurchase these shares from the participants at the fair market value. During 2007, 2006 and 2005, the Company repurchased 151,640 shares, 67,659 shares and 89,312 shares, respectively, of common stock held by former ESOP participants. No shares were repurchased during the nine months ended September 30, 2008.

In 2006 the ESOP sold and the Company repurchased 46,116 shares of Company stock with a fair value of approximately $834,000, which was equal to the remaining amount owed on the note payable to the Company. Because the note was fully paid, 57,515 remaining unallocated shares were then allocated to participants resulting in compensation expense of approximately $1,040,000.

The number of committed and allocated shares, along with their respective approximate fair value, is as follows:

	September 30, 2008		December 31,
	(Unaudited)		2007			2006
	Number of	Approximate	Number of	Approximate		Number of	Approximate
	Shares	Fair Value	Shares	Fair Value		Shares	Fair Value
Committed-to-be-
released shares	-	$-	-	$-		206,675	$3,737,000

Allocated shares	1,687,112	$41,267,000	1,687,112	$30,503,000	(A)	1,632,077	$29,508,000	(A)

(A)
Based on a valuation performed by an independent appraiser, the fair value of the Company’s common stock was $24.46 and $18.08 as of December 31, 2007 and 2006, respectively. The fair value as of December 31, 2007 was used to estimate the fair value as of September 30, 2008. As of December 31, 2007 and 2006, 94 percent and 99 percent, respectively, of the ESOP’s investments were in the Company.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 7. Employee Stock Ownership Plan and Retirement Savings Plan, Continued

The Company also has a defined-contribution 401(k) savings plan. The plan covers all employees meeting minimum age and service requirements. The plan allows the employer to make a discretionary matching contribution, as defined in the plan document. Employer contributions to the plan totaled approximately $357,000, $311,000, $677,000, $0 and $0 for the nine months ended September 30, 2008 and 2007 (unaudited) and for fiscal years 2007, 2006 and 2005, respectively.

Note 8. Stock Purchase Agreement

An agreement with all stockholders (other than the ESOP) places restrictions on the sale or transfer of common stock. Generally, shares cannot be sold or transferred without first offering them to the nontransferring stockholders and then to the Company, at a per share price equal to that tendered by a prospective third-party purchaser. If neither the nontransferring stockholders nor the Company exercise right of first refusal, the transferee must agree to become party to this agreement.

In the event of any termination of employment of certain stockholders, or other certain events as defined in the agreement, the Company is required to repurchase a certain number of shares at fair value equal to the greater of $3 million or the proceeds of any insurance policy maintained by the Company in the event of death or disability of the stockholder, divided by the per share value at the time of repurchase (increased to $5 million in January 2006 for one stockholder). The per share value will be $10 per share if repurchased within three years of the date of the agreement. Otherwise, it will be the greater of $10 per share or the most recent per share value determined by an independent appraiser for the ESOP. If the date of the qualifying event is more than six months after the last annual appraisal, then the per share value will be that of the next annual appraisal.

In the event of the passing of certain stockholders, the Company is required to repurchase all outstanding shares of the deceased stockholder and his estate at a per share price determined in the same fashion as in the paragraph above.

The Company also has a stock redemption and purchase agreement with three of the stockholders and certain former stockholders. This agreement states that, if any of the stockholders do not make timely payment on their notes to the former stockholders, the Company is obligated to declare and pay a dividend in an amount sufficient to cover the note payment. These dividends will then be paid directly to the noteholders on the payer’s behalf. As of September 30, 2008 (unaudited) and December 31, 2007 and 2006, the shareholders’ promissory notes totaled $20,830,000, $21,965,000 and $23,296,000, respectively, with quarterly installments ranging from $60,000 to $90,000, at a rate of 3.51 percent.

Note 9. Stock Incentive Plan

On January 31, 2000, the Company adopted the 2000 Stock Incentive Plan and reserved 1,600,000 shares for issuance. Option prices for the incentive stock options will be 100 percent of the fair market value of the stock on the date the option is granted with an exercise period of not more than 10 years. For incentive options granted to 10 percent or more stockholders, the option price is 110 percent of the fair market value of the stock on the date the option is granted, with an exercise period of not more than five years. Option prices for the nonqualified stock options shall not be less than 85 percent of the fair market value of the stock on the date the options are granted, with an exercise period of not more than 10 years. Vesting terms are determined by the Company at the date of grant.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 9. Stock Incentive Plan, Continued

During the year ended November 30, 2000, 450,000 options were granted and outstanding with an exercise price of $10.75 per share. One quarter of the options were vested at the date of grant. The remaining options vested in equal annual installments over three years on the grant anniversary. During 2007, 112,500 options were exercised. No options were exercised during the nine months ended September 30, 2008 or fiscal year 2006. The total intrinsic value of the options exercised during the year ended December 31, 2007 was approximately $825,000. Fair value of options exercised was based on the latest valuation of the Company’s common stock performed by an independent appraiser as of December 31, 2006. New shares were issued upon exercise. The remaining life of these options is approximately three years and four years at December 31, 2007 and 2006, respectively. As of September 30, 2008 and December 31, 2007, 2006 and 2005, 337,500, 337,500, 450,000 and 450,000 options were outstanding and vested, respectively.

Note 10. Major Customers

Percentages of accounts receivable and revenue of major customers are as follows:

	Year Ended December 31,
	2007		2006		2005
		Percentage		Percentage		Percentage
	Percentage	of Accounts	Percentage	of Accounts	Percentage	of Accounts
	of Net Sales	Receivable	of Net Sales	Receivable	of Net Sales	Receivable

Customer A	28	35	*	*	*	*
Customer B	11	9	13	3	14	4
Customer C	*	*	11	8	23	44

* Did not represent more than 10% of total revenue.

Note 11. Income Taxes

The provision for federal, state and foreign income taxes consists of the following:

	December 31,
	2007	2006	2005
Current:
Federal	$71,000	$(31,000)	$207,000
State	16,000	12,000	6,000
Foreign	377,000	(57,000)	25,000
	464,000	(76,000)	238,000

Deferred:
Federal	-	-	1,806,000
State	(3,000)	(19,000)	832,000
	(3,000)	(19,000)	2,638,000
	$461,000	$(95,000)	$2,876,000

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 11. Income Taxes, Continued

The income tax provision differs from the amount of income tax determined by applying the California S corporation income tax rate to pretax income due to the following:

	December 31,
	2007	2006	2005

Computed “expected” tax expense	$767,000	$213,000	$47,000
Increase (decrease) in income taxes resulting from:
(Deductible) nondeductible expenses	(14,000)	30,000	21,000
Tax credits	(183,000)	(205,000)	(20,000)
Foreign sales income exclusion	(224,000)	(112,000)	(25,000)
NOL usage as a result of the foreign subsidiary
merger	-	(57,000)	-
Change in deferred tax due to S corporation
election	-	-	2,323,000
Change in deferred tax valuation allowance	11,000	59,000	300,000
Built-in gains tax	107,000	-	207,000
Other	(3,000)	(23,000)	23,000
	$461,000	$(95,000)	$2,876,000

Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2007	2006

Tax credits	$473,000	$439,000
Accrued compensation	21,000	46,000
Other	16,000	14,000
Total deferred taxes	510,000	499,000

Valuation allowance	(382,000)	(374,000)
Net deferred tax asset	$128,000	$125,000

Deferred tax assets have been included in prepaid expenses and other current assets on the balance sheet. The tax credit carryforwards of $473,000 are available to offset certain state taxes and have an indefinite life.

Management believes that it is more likely than not that the Company will not realize the benefit of certain net deferred tax assets existing at the balance sheet dates pertaining to research and development (R&D) credits. The Company has provided a valuation allowance on the related deferred tax asset balance since it is not likely the Company will realize the benefit of these credits against California income tax.

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 12. Geographic Segment Data

The Company has export sales to international customers. Net sales, summarized by geographic area, are as follows:

	Year Ended December 31,
	2007	2006	2005

China	$49,478,000	$18,098,000	$15,983,000
Japan	11,308,000	11,530,000	7,676,000
Germany	8,731,000	7,227,000	5,292,000
Malaysia	8,507,000	10,923,000	1,493,000
Philippines	8,023,000	5,304,000	2,342,000
Taiwan	5,562,000	7,215,000	3,089,000
Other European countries	5,471,000	5,170,000	2,843,000
South Korea	4,569,000	5,459,000	4,474,000
Singapore	3,816,000	7,907,000	5,655,000
Domestic	2,805,000	3,267,000	2,229,000
Mexico	1,561,000	6,231,000	5,389,000
Other international	592,000	140,000	133,000
	$110,423,000	$88,471,000	$56,598,000

The Company has approximately $2.5 million, $2.6 million and $2.3 million in assets held outside the United States at September 30, 2008 and December 31, 2007 and 2006, respectively.

Note 13. Cash Flow Disclosures

Changes in working capital components as shown in the consolidated statement of cash flows are comprised of the following:

	Nine Months Ended September 30,
	2008	2007	Year Ended December 31,
	(Unaudited)	(Unaudited)	2007	2006	2005
(Increase) decrease in:
Accounts receivable	$7,481,000	$(3,478,000)	$(7,691,000)	$(6,308,000)	$15,365,000
Income taxes receivable	(18,000)	59,000	(224,000)	(26,000)	2,531,000
Inventories, net	(664,000)	(7,178,000)	(6,957,000)	(903,000)	(924,000)
Prepaid expenses and
other current assets	(914,000)	274,000	(113,000)	(12,000)	-
Increase (decrease) in:
Accounts payable	(1,019,000)	1,443,000	1,171,000	806,000	(64,000)
Commissions payable	38,000	(329,000)	(375,000)	1,329,000	(899,000)
Income taxes payable	59,000	135,000	(212,000)	(782,000)	658,000
Other current liabilities	(145,000)	2,970,000	(1,186,000)	(2,518,000)	(3,367,000)
	$4,818,000	$(6,104,000)	$(15,587,000)	$(8,414,000)	$13,300,000

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 13. Cash Flow Disclosures, Continued

	Nine Months Ended September 30,
	2008	2007	Year Ended December 31,
	(Unaudited)	(Unaudited)	2007	2006	2005
Supplemental Disclosures
of Cash Paid during the
Year
Income taxes	$392,000	$413,000	$889,000	$698,000	$(2,985,000)

Interest	$-	$-	$29,000	$84,000	$115,000

Supplemental Disclosures
of Noncash Investing
and Financing
Transactions
Capitalized equipment
built in-house	$-	$-	$-	$-	$227,000

Net changes in unrealized
gain (loss) on available-
for-sale securities	$(933,000)	$(5,000)	$(33,000)	$313,000	$-

Repurchase of common
stock with note receivable
from ESOP	$-	$-	$-	$834,000	$-

Repurchase of common
stock under note payable	$-	$-	$-	$-	$452,000

Note 14. Other Current Liabilities

Other current liabilities consist of the following:

	September
	2008	December 31,
	(Unaudited)	2007	2006

Accrued compensated absences	$1,208,000	$1,198,000	$1,088,000
Accrued compensation	1,106,000	1,756,000	3,335,000
Accrued payroll	874,000	320,000	307,000
Customer deposits	239,000	169,000	-
Income taxes payable	132,000	74,000	256,000
Other	299,000	433,000	315,000
	$3,858,000	$3,950,000	$5,301,000

Orthodyne Electronics Corporation and Subsidiaries

Notes to Consolidated Financial Statements

Note 15. Costs and Operating Expenses

Costs and operating expenses include the following:

	Nine Months Ended September 30,
	2008	2007	Year Ended December 31,
	(Unaudited)	(Unaudited)	2007	2006	2005
Research and development
expense	$3,338,000	$3,696,000	$7,977,000	$8,310,000	$7,496,000

Advertising expense	$125,000	$111,000	$221,000	$115,000	$95,000

Rent expense	$68,000	$45,000	$14,000	$91,000	$12,000

Note 16. Notes Receivable

The Company has a note receivable from a stockholder, which is payable on July 31, 2008, with interest accruing monthly at 4.49 percent per annum, that is secured by a deed of trust. Principal amounts outstanding at December 31, 2007 and 2006 are $1,000,000 and $2,000,000, respectively. Subsequently, the note receivable was amended, extending the maturity date to July 31, 2009 and repaid in October 2008.

On June 30, 2008, the Company entered into a second note receivable totaling $1,375,000 from the stockholder, which is payable on July 1, 2009, with interest accruing monthly at 2.40 percent, that is secured by a deed of trust. The note was paid in fully in October 2008.

Note 17. Subsequent Event (Unaudited)

On October 3, 2008, the Company sold substantially all the operating assets of the Company, except for marketable securities, land and building. As of September 30, 2008, the Company incurred approximately $563,000 of transaction costs related to the sale of the Company. On October 3, 2008, the Company incurred a built-in gains tax of approximately $8,900,000 upon sale of the operating assets.